SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 22, 2015 (January 19, 2015)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant's Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 19, 2015, Chembio Diagnostics, Inc. ("Chembio") entered into a 2015 Omnibus Agreement (the "Omnibus Agreement") with StatSure Diagnostic Systems, Inc. ("SDS") to acquire certain rights from, and to settle certain matters with, SDS.  Prior to execution of the Omnibus Agreement, SDS owned 50 percent of the rights to the SURE CHECK® HIV 1/2 Assay (the "Barrel Product") pursuant to the "2-Way Agreement", as defined below, and subject to the "3-Way Agreement", as defined below.  The "2-Way Agreement" is defined as the Joint HIV Barrel Product Commercialization Agreement, dated as of September 29, 2006, as amended, between Chembio and SDS, that establishes the respective rights of Chembio and SDS concerning the Barrel Product.  The "3-Way Agreement" is defined as the HIV Barrel License, Marketing And Distribution Agreement, dated as of September 29, 2006, as amended, among Chembio, SDS and Alere Inc. ("Alere"), which grants to Alere exclusive U.S. marketing and distribution rights, through May 31, 2016, to the Barrel Product.

Pursuant to the Omnibus Agreement, beginning June 1, 2016, Chembio will own full rights to the SURE CHECK® HIV 1/2 Assay, including a perpetual, non-exclusive, transferable, sub-assignable license, and  including sales, marketing, distribution and trademark rights, subject to the terms of the 3-Way Agreement.  Chembio paid $400,000 to SDS in exchange for these rights.

For all sales of the Barrel Product made by Chembio outside the United States from July 1, 2014 until the close of business on May 31, 2016, SDS will receive an amount equal to 30% of Chembio's net sales.  For all sales of the Barrel Product made by SDS outside the U.S. prior to the close of business on May 31, 2016, Chembio will receive an amount equal to 30% of SDS' net sales.  Calculation of "net sales" will be based on the amount of revenues received, reduced by costs, royalties and sales commissions incurred. Until the close of business on May 31, 2016, each of Chembio and SDS will continue to receive payments from Alere under the terms of the 3-Way Agreement for sales of the Barrel Product by Alere.

The 3-Way Agreement will continue to remain in effect pursuant to its terms.  The 2-Way Agreement was terminated pursuant to the provisions of the Omnibus Agreement.

Also under the terms of the Omnibus Agreement, SDS and Chembio agreed to resolve all other matters between them, including matters set forth in the complaint recently filed by SDS against Chembio in the United States District Court for the Eastern District of New York.

ITEM 2.01.                          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

To the extent required by Regulation S-K, the information provided in Item 1.01 above is hereby incorporated by reference into Item 2.01.

ITEM 7.01                          REGULATION FD DISCLOSURE.

On January 22, 2015, Chembio issued a press release entitled "Chembio Acquires Rights to SURE CHECK® HIV 1/2  Assay Effective June 1, 2016".  A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of the section.  The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that Chembio specifically incorporates it by reference.

ITEM 9.01.                          FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
Exhibit 99.1	Press Release dated January 22, 2016, entitled "Chembio Acquire Rights to SURE CHECK® HIV 1/2 Assay Effective June 1, 2016"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 22, 2015                                                              Chembio Diagnostics, Inc.

By:    /s/ John J. Sperzel III
John J. Sperzel III
Chief Executive Officer